EXHIBIT 99.2

January 3, 2008

Re: Employment Agreement

Dear Moshe:

     This letter agreement (“Agreement”) will set forth the terms of your employment with Xilinx, Inc. (the “Company”) as its President and Chief Executive Officer, reporting to the Board of Directors of the Company (the “Board”). During your employment as President and Chief Executive Officer you will be appointed or nominated to and serve on the Board. You will be expected to diligently perform various duties consistent with your position. You will work at our headquarters office, which is located at 2100 Logic Drive, San Jose, CA 95124. Your first day of employment will be January 7, 2008 (the “Employment Date”).

1. Cash Compensation.

     Your base salary will be $700,000.00 per year (to be paid according to the Company’s regular payroll schedule less payroll deductions and all required withholdings), subject to periodic review and adjustment by the Compensation Committee of the Board. Beginning with Company’s fiscal year ending March 31, 2009, and subject to your continued employment with the Company through such date (except as provided in Section 4), you will also be eligible for an annual target bonus of one hundred percent (100%) of your base salary based upon achievement of target performance objectives determined by the Compensation Committee after consultation with you, with such minimum or maximum bonus threshold in the Company’s incentive plan as may be approved by the Board. You will receive a bonus for the Company’s fiscal year ended March 31, 2008, guaranteed to be no less than twenty-five percent (25%) of your annual base salary, subject to your continued employment with the Company through such date (except as provided in Section 4), payable at the same time the Company pays annual bonuses to other executive officers for fiscal year 2008.

2. Equity Compensation.

     On your Employment Date, the Compensation Committee will grant to you a nonqualified stock option for 750,000 shares of the Company’s common stock (the “Initial Grant”) under its 2007 Equity Incentive Plan (the “Plan”). Except as otherwise provided by this Agreement, the Initial Grant will be subject to the terms and conditions of the Company’s standard form of Stock Option Agreement. The Initial Grant shall have a term of seven (7) years, and the shares thereto shall vest over four (4) years at the rate of twenty-five percent (25%) of the total number of shares subject to the Initial Grant vesting on the first anniversary of the date of grant and the remaining shares vesting in monthly increments over the succeeding three (3) years, subject to your continued service with the Company.

3. Other Employee Benefits.

     You shall be entitled to participate in the Company’s medical, dental, and vision plans, as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of the Company. The Company reserves the right to change or eliminate its benefit plans at any time. The Company will also reimburse you for reasonable legal fees that you incur in connection with the negotiation and execution of this Agreement.

4. Termination of Employment.

     (a) Your employment with the Company is not for a guaranteed or definite period of time. Rather, the employment relationship is “at will.” This means that you may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without Cause (as defined below) or advance notice.

     (b) If (i) the Company terminates your employment at any time with Cause (as defined below), (ii) your employment terminates as a result of your death, or (iii) you voluntarily resign from your employment with the Company other than for Good Reason (as defined below), you will be entitled to your base salary accrued through your date of termination of employment. Additionally, you will be required to tender your resignation as a member of the Board.

     (c) If (i) the Company terminates your employment at any time (A) other than for Cause (as defined below) or (B) due to a disability, or (ii) you voluntarily terminate your employment for Good Reason (as defined below), then, subject to your execution of a release of claims in favor of the Company in the form attached hereto as Exhibit A, which release becomes effective in accordance with its terms on or before the thirtieth (30th) day following your termination of employment, then you shall be entitled to (w) a lump sum payment equal to the sum of twelve (12) months of your base salary plus one year of your target bonus (both at the rate in effect on your termination of employment), together with any base salary accrued through your termination date payable on the thirtieth (30th) day following such termination of employment, (x) either a lump sum payment equal to the value of twelve (12) months of COBRA coverage payable on the thirtieth (30th) day following your termination of employment or direct payment of your premiums for health care continuation coverage under the applicable provisions of COBRA, provided that you elect to continue and remain eligible for these benefits under COBRA, and do not become covered through another employer’s health plan during this period, and provided further the election as to lump sum payment or direct payments of COBRA premiums pursuant to this subsection (x) must be made at the time of termination, (y) twenty-four (24) months accelerated vesting of your Initial Grant and all other equity grants that you received from the Company prior to such termination of employment, and (z) a pro rata portion of your bonus for the fiscal year of such termination of employment, payable at the same time the Company pays annual bonuses to other executive officers for such fiscal year based on (I) your termination date, (II) the determination by the Compensation Committee whether company performance objectives have been met, and (III) an assumption that any individual MBO has been achieved at 100%. Additionally, you will be required to tender your resignation as a member of the Board.

     (d) Your employment will be deemed to be terminated for “Good Reason” if you voluntarily terminate your employment within six (6) months following the first occurrence of any of the following conditions: (i) a reduction of 10% or more in your base compensation or your target bonus opportunity or guaranteed bonus; (ii) a material reduction in your authority, duties or responsibilities; (iii) your no longer being Chief Executive Officer of the Company reporting to the Board; or (iv) a relocation of the Company’s headquarters outside of the San Francisco Bay Area; provided that you have given written notice to the Board of the first to occur of any of the foregoing events within ninety (90) days following the first occurrence of such event and the Company has failed to remedy the event within thirty (30) days of such notice. Should you elect to voluntarily terminate your employment for any other reason, such termination will not constitute Good Reason and you will not be entitled to any severance or additional vesting.

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     (e) Your employment shall be deemed to be terminated for “Cause” only if you have engaged in (i) continued neglect of or willful failure in the performance of your duties, which, if curable, continues for a period of twenty (20) days following written notice by the Company; (ii) a material breach of the Company’s Proprietary Information and Inventions Agreement, (iii) a material breach of the Company’s Code of Conduct or other Company policies, which, if curable, continues for a period of twenty (20) days following written notice by the Company; (iv) fraud against or embezzlement or material misappropriation from the Company or its affiliates; (v) conviction of, or entering a plea of no contest or nolo contendere to a charge of, a crime constituting a felony; (vi) willful malfeasance or willful misconduct in connection with your duties, which, if curable, continues for a period of twenty (20) days following written notice by the Company; or (vii) any willful and wrongful act or omission which is materially injurious to the financial condition or business reputation of the Company and its subsidiaries, which, if curable, continues for a period of twenty (20) days following written notice by the Company.

     (g) The timing of any payments triggered by termination of your employment shall be delayed for six (6) months if necessary to avoid adverse taxation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

     (h) If your severance and other benefits provided for in this Section 4 constitute “parachute payments” within the meaning of Section 280G of the Code and, but for this subsection, would be subject to the excise tax imposed by Section 4999 of the Code, then your severance and other benefits under this Section 4 will be payable, either in full or in such lesser amount as would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, in your receipt on an after-tax basis of the greatest amount of severance and other benefits.

     (i) No payments due you hereunder shall be subject to mitigation or offset.

5. Proprietary Information and Inventions Agreement.

     As a Company employee, you will be expected to abide by the Company’s Proprietary Information and Inventions Agreement attached hereto as Exhibit B and the Company rules and regulations and acknowledge in writing that you have read the Company’s Code of Conduct, which will govern the terms and conditions of your employment. The Company’s Code of Conduct attached here as Exhibit C, may be modified from time to time at the sole discretion of the Company.

6. Stock Ownership Requirements

     As the Chief Executive Officer of the Company, you will be expected to comply with the Company’s Stock Ownership Guidelines. Therefore, as the Chief Executive Officer, you will be required to own a minimum of 50,000 shares of the Company’s Common Stock by the fifth anniversary of the date of the Initial Grant.

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7. Indemnification Agreement.

     The Company will provide you with the Company’s standard form of indemnification agreement for officers and directors to indemnify you against certain liabilities you may incur as an officer or director of the Company.

8. Arbitration and Fees.

     We expressly agree that, to the extent permitted by law and to the extent that the enforceability of this Agreement is not thereby impaired, any and all disputes, controversies or claims regarding this Agreement shall be determined exclusively by final and binding arbitration under the rules and procedures of JAMS, San Francisco. A neutral arbitrator from JAMS shall be mutually selected by the parties. If the parties fail to reach a consensus, then JAMS will select the arbitrator. All disputes will be governed in accordance with the laws of the State of California. The Company shall pay for all arbitration expenses, including without limitation, the arbitrator’s fees, forum costs, and any other expenses which are unique to the arbitration proceedings (“Arbitration Costs”), but will not be responsible to pay your attorney fees. The parties intend this arbitration provision to be valid, enforceable, irrevocable and construed as broadly as possible.

9. Miscellaneous.

     (a) You represent that upon the Employment Date your performance of your duties under this Agreement will not breach any other agreement as to which you are a party. In addition, the Company has a policy prohibiting your disclosure, to anyone within the Company, of any confidential and/or proprietary information pertaining to your former employers or any entity with whom you have a non-disclosure agreement. Accordingly, please do not use or disclose to the Company any proprietary information belonging to your former employers or any other person or company with which you have signed such an agreement.

     (b) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable hereunder all federal, state, local and foreign taxes and other amounts that are required to be withheld by applicable laws or regulations, and the withholding of any amount shall be treated as payment thereof for purposes of determining whether you have been paid amounts to which you are entitled.

     (c) During the term of your employment with the Company and for one year thereafter, you will not, on behalf of yourself or any third party, solicit or attempt to induce any employee of the Company to terminate his or her employment with the Company.

     (d) This Agreement is binding on and may be enforced by the Company and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to the Company or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of the Company’s obligations under the Agreement.

     (e) Notices under this Agreement must be in writing and will be deemed to have been given when personally delivered or two days after mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to you will be addressed to you at the home address which you have most recently communicated to the Company in writing. Notices to the Company will be addressed to its General Counsel at the Company’s corporate headquarters.

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     (f) This Agreement, together with your Proprietary Information and Inventions Agreement and, the Company’s Code of Conduct forms the complete and exclusive statement of the terms of your employment with the Company. The employment terms in this Agreement supersede any other agreements or promises made to you by anyone on behalf of the Company, whether oral or written. This Agreement may be amended or modified only with the written consent of the parties hereto. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. This Agreement will be binding and shall inure to the benefit of the Company, its successors, and its assigns.

     (g) This Employment Agreement will be governed by the laws of the State of California without reference to conflict of laws provisions.

     (h) Your offer of employment is contingent upon successful completion of your educational background verification. If the results of your educational background verification are not satisfactory, the offer will be revoked.

     (i) In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

     (j) In accordance with the Immigration Reform and Control Act of 1986, you must be a U.S. citizen, or have authorization to work in the United States. In either case, verification of your right to work is required within three (3) business days of your Employment Date.

_____________________

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Moshe, we are very pleased to extend this Agreement to you. Please indicate your acceptance of the terms of this Agreement by signing in the place indicated below.

Sincerely,
/s/ Wim Roelandts      1/4/08
Wim Roelandts
Chairman, Xilinx, Inc. Board of Directors

Accepted and agreed

/s/Moshe Gavrielov
Moshe Gavrielov

January 4, 2008

Exhibit A:	Form of Release
Exhibit B:	Proprietary Information and Inventions Agreement
Exhibit C:	Code of Conduct

EXHIBIT A
FORM OF RELEASE

     Date__________

     Re: Confidential Separation Agreement

     Dear Moshe

     I am writing to confirm the terms of your separation from employment with Xilinx, Inc. (the “Company”). This letter, upon your signature, will constitute the entire and final agreement between you and the Company concerning the terms of your separation from employment and offers you the severance package that we discussed in exchange for a release of claims (the “Separation Agreement”).

     1. Separation Date: Your employment with the Company is being terminated effective __________ (the “Separation Date”). We will work with you to insure an orderly transition.

     2. Payment of Final Wage: On your Separation Date, the Company will provide you with a final paycheck that will include all wages earned through the Separation Date, including unused accrued vacation, all subject to appropriate tax withholding. You will be reimbursed for all outstanding business expenses according to the usual Company procedures. You will be reimbursed for any amount you have contributed to your Employee Stock Purchase Plan account, if applicable. You will be provided with the payments described in this section 2 whether or not you sign this Separation Agreement.

     3. Health Benefits: Your medical, dental, vision and/or Employee Assistance Program (“EAP”) coverage will continue through [insert last day of separation month]. If you desire to continue medical, dental, vision and/or EAP coverage, you may elect coverage as provided under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the Company’s group health plan subject to the requirements of COBRA. COBRA coverage is not automatic. The Company cannot make the COBRA election for you. Further information regarding COBRA coverage will be sent to you in a separate letter via US mail.

     4. Stock Options: Vesting on all options held by you will cease as of the Separation Date. You have thirty (30) or ninety (90) days after your Separation Date in which to exercise vested shares, depending upon the terms under which your options were granted. Please contact the Company’s Stock Administration department to determine how many vested shares you will hold as of the Separation Date and confirm the exercise period(s) for such options. It is your responsibility to determine the number of days you have after the Separation Date to exercise your outstanding stock options. If you fail to exercise within the specified time period(s), the options will expire and no longer be exercisable.

     5. Severance Package: The Company agrees to provide you with the following payments and benefits (“Severance Package”) to which you are not otherwise entitled, once this Separation Agreement becomes effective pursuant to section 9.2. You acknowledge and agree that this Severance Package constitutes adequate legal consideration for the promises and representations made by you in this Separation Agreement.

          5.1 Salary Payment: The Company agrees to provide you with a payment of $__________ less all appropriate federal and state income and employment taxes (“Salary Payment”). This sum is equivalent to twelve (12) months of your current salary. This Salary Payment will be mailed to you on a date no later than thirty (30) days following the Separation Date.

          5.2 Continuation of Group Health Benefits: The Company agrees to pay either (a) a lump sum payment equal to the value of twelve (12) months of COBRA coverage payable on the thirtieth (30th) day following your Separation Date or (b) direct payments of the premiums required to continue your health care coverage through [insert last day of the applicable month] (“COBRA Payment”), under the applicable provisions of COBRA, provided that you elect to continue and remain eligible for these benefits under COBRA, and do not obtain health coverage through another employer during this period. You must make your COBRA election by the Separation Date for the COBRA Payment to apply. Please carefully review the COBRA information that will be sent to you.

          5.3 Target Bonus Payment: The Company agrees to provide you with a payment of $__________ less all appropriate federal and state income and employment taxes (“Target Bonus Payment”). This sum is equivalent to twelve (12) months of your current target bonus. This Target Bonus Payment will be mailed to you on a date no later than thirty (30) days following the Separation Date.

          5.4 Pro-Rata Bonus. Upon a determination by the Compensation Committee of the Board of Directors that Company performance objectives have been met, the Company agrees to provide you with a payment equal to your target bonus times (a) a percentage determined by the Compensation Committee of the Board of Directors based on the level of achievement of such Company performance objectives, times (b) the quotient equal to (x) the number of days elapsed since April 1 of the current fiscal year through your Separation Date (the “Pro Rata Bonus”). For the avoidance of doubt, in determining the Pro-Rata Bonus, any individual MBO will be deemed to be 100% for you.

          5.5 Acceleration Benefits. Your outstanding equity awards will immediately vest and become exercisable, and/or the right of repurchase by the Company will immediately lapse, with respect to that number of unvested options or unvested shares, respectively, which would have become vested over the succeeding 24-month period following the Separation Date.

     6. General Release: You unconditionally, irrevocably and absolutely release and discharge the Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of the Company, past and present, as well as the Company’s employees, officers, directors, agents, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, your employment with the Company, the termination of your employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with your employment with the Company. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, and all claims for attorneys’ fees, costs and expenses. You expressly waive your right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by you or on your behalf, related in any way to the matters released herein. However, this general release is not intended to bar any claims that, by statute, may not be waived, such as any challenge to the validity of your release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Agreement.

     7. California Civil Code Section 1542 Waiver: You expressly acknowledge and agree that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, you hereby knowingly and voluntarily waive any protection that may exist under any comparable or similar statutes and principles of common law or any other state laws as it pertains to the enforcement of the releases provided in this paragraph.

     8. Representation Concerning Filing of Legal Actions: You represent that, as of the date of this Separation Agreement, you have not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the Company or any of the other Released Parties in any court or with any governmental agency.

     9. Older Workers’ Benefit Protection Act: This Separation Agreement t is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). You are advised, by this Separation Agreement, to consult with an attorney before executing this Separation Agreement.

          9.1 Acknowledgments/Time to Consider: You acknowledge and agree that (a) you have read and understand the terms of this Separation Agreement; (b) you have been advised in writing to consult with an attorney before executing this Separation Agreement; (c) you have obtained and considered such legal counsel as you deems necessary; (d) you have been given twenty-one (21) days to consider whether or not to enter into this Separation Agreement (although you may elect not to use the full 21 day period at your option); and (e) by signing this Separation Agreement, you acknowledge that you do so freely, knowingly, and voluntarily.

          9.2 Revocation/Effective Date: This Separation Agreement shall not become effective or enforceable until the eighth day after you sign this Separation Agreement. In other words, you may revoke your acceptance of this Agreement within seven (7) days after the date you sign it. Your revocation must be in writing and received by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If you do not revoke acceptance within the seven (7) day period, your acceptance of this Separation Agreement shall become binding and enforceable on the eighth day (“Effective Date”). The Severance Package shall become due and payable in accordance with section 5, provided this Separation Agreement has not been revoked.

          9.3 Preserved Rights of Employee: This Separation Agreement does not waive or release any rights or claims that you may have under the Age Discrimination in Employment Act that arise after the execution of this Separation Agreement. In addition, this Separation Agreement does not prohibit you from challenging the validity of this Separation Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended. Lastly, notwithstanding anything to the contrary in this Separation Agreement, this Separation Agreement does not affect and you do not release any party for claims relating to any claim or right you have to seek indemnification with respect to any potential liability alleged against you in connection with your role as an officer or director of the Company in accordance with the Company’s bylaws, applicable law, any directors and officers liability insurance policy maintained by the Company and/or any indemnification agreement between you and the Company in effect immediately prior to the date of this Separation Agreement.

     10. Nondisparagement: You agree that you will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the Company or any of the other Released Parties or in any way impede or interfere with the professional relationships of the Company. The Company agrees that it will ensure that all members of the Company’s Board of Directors, and individuals holding the positions of chief financial officer, vice president of human resources, and vice-president and general counsel, in each case as of the Release Effective Date, and any individual who shall hold the position of chief executive officer after the Release Effective Date, shall not make, participate in the making of, or encourage any current or former Company employees or other persons to make any voluntary statements, written or oral, or cause or encourage others to make any statements, which disparage or defame you or your reputation or the services you have performed for the Company. Nothing in this paragraph shall prohibit either party from providing truthful testimony in response to a subpoena or other compulsory legal process.

     11. Confidentiality and Return of Company Property: You understand and agree that as a condition of receiving the Severance Package in section 5, all Company property must be returned to the Company on or before the Separation Date. By signing this Separation Agreement, you represent and warrant that you will have returned to the Company on or before the Separation Date, all Company property, data and information belonging to the Company and agrees that you will not use or disclose to others any confidential or proprietary information of Company or the Released Parties. You further agree to comply with the continuing obligations regarding confidentiality set forth in the surviving provisions of the Company’s Proprietary Information and Inventions Agreement. In addition, you agree to keep the terms and conditions of this Separation Agreement confidential, except that you may discuss this Separation Agreement with your immediate family and attorney or accountant, if any, as needed, but in no event should you discuss this Separation Agreement or its terms with any current or prospective employee of the Company.

     12. Non-Solicitation: You understand and agree that the Company’s employees and customers and any information regarding the Company employees and/or customers are confidential and constitute trade secrets. As such, for a period of one (1) year following the Separation Date, you agree not to, directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage the Company’s relationship with any of its customers or prospective customers and employees.

     13. No Admissions: By entering into this Separation Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

     14. Full Defense: This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by you in breach hereof.

     15. Severability: In the event any provision of this Separation Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

     16. Applicable Law: The validity, interpretation and performance of this Separation Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

     17. Entire Agreement; Modification: This Separation Agreement, including the surviving provisions of your Proprietary Information and Inventions Agreement previously executed by you and the Company and incorporated herein by reference, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. This Separation Agreement may be amended only by a written instrument executed by all parties hereto.

     18. Accepting this Separation Agreement: To accept this Separation Agreement, please date and sign as indicated below by [insert date that is 21 days after Separation Date], and return it to __________ at 2100 Logic Drive, San Jose, CA 95124. If the Company does not receive an executed copy of this Separation Agreement by the close of business on [insert date that is 21 days after Separation Date], the offer of the Severance Package outlined in section 5 above shall expire.

     We wish you the best in your future endeavors and thank you for your contributions to the Company.

Sincerely,

Vice President
World Wide Human Resources

AGREEMENT OF MOSHE GAVRIELOV

By signing below, I acknowledge that I have had the opportunity to review this Separation Agreement carefully, I understand each and every term contained in this Separation Agreement and I voluntarily agree to them.

Dated:	By:
MOSHE GAVRIELOV

EXHIBIT B
PROPRIETARY INFORMATION
AND INVENTIONS AGREEMENT

The following confirms the following agreement between me and XILINX __________ [insert legal entity name of local employer], a __________ [describe Xilinx organizational entity] (the “Company”) which is a material part of the consideration for my employment by the Company:

A. I understand that the Company possesses Proprietary Information that is important to its business and the business of its Affiliates. For purposes of this agreement “Affiliates” include any legal entity that controls or is controlled by the Company or is under common control with the Company. “Proprietary Information” is information that was developed, created, or discovered by the Company and/or its Affiliates, or which became known by, or was conveyed to the Company and/or its Affiliates, and which has commercial value in the business of the Company and its Affiliates. “Proprietary Information” includes, but is not limited to, trade secrets, copyrightable subject matter, mask works, discoveries, ideas, techniques, know-how, confidential information, inventions (whether patentable or not), and/or any other information of any type relating to designs, configurations, toolings, documentation, recorded data, schematics, source code, object code, master works, master databases, algorithms, flow charts, formulae, circuits, works of authorship, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, pricing, customers, the salaries, duties, qualifications, performance levels, and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its Affiliates and their operations generally. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

B. I understand that the Company possesses “Company Documents” which are important to its business and the business of its Affiliates. For purposes of this Agreement, “Company Documents” are documents or other media that contain Proprietary Information or any other information concerning the business, operations or plans of the Company and/or its Affiliates, whether such documents have been prepared by me or by others. Company Documents include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer list, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

C. I understand that the Company has received and in the future will receive from third parties confidential or proprietary information of such third parties (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information, and to use it only for certain limited purposes.

D. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

     1. All Proprietary Information and all patents, copyrights and other rights in connection therewith shall be the sole property of the Company. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information.

At all times both during my employment by the Company and after termination of such employment, I will keep in confidence and trust and will not use, disclose, lecture upon, or publish any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing my duties to the Company. At all times both during my employment by the Company and after termination of such employment, I will keep in confidence and trust and will not use or disclose any Third Party Information, except as may be necessary in the ordinary course of performing my duties to the Company, unless expressly authorized by an officer of the Company in writing. Nothing contained herein will prohibit an employee from disclosing to anyone the amount of his other wages.

     2. All Company Documents shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Documents, apparatus, equipment and other physical property, or any reproduction of such property regardless in the form so made, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement. I further agree that in the event of my termination for any reason, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit A and/or any other termination statement reasonably required by the Company.

     3. I will promptly disclose in writing to my immediate supervisor, with a copy to the Director of Intellectual Property for Xilinx, Inc., or to any persons designated by the Company, all “Inventions”, which includes all improvements, inventions, works of authorship, mask works, computer programs, formulae, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to my immediate supervisor and the Vice President of Intellectual Property for Xilinx, Inc. all things that would be Inventions if made during the term of my employment, conceived, reduced to practice, or developed by me within six (6) months of the termination of my employment with the Company. Such disclosures shall be received by the Company in confidence and do not extend the assignment made in Section 4 below. I will not disclose Inventions to any person outside the Company or its Affiliates unless I am permitted or authorized to do so by the Vice President of Intellectual Property for Xilinx, Inc.

     4. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole and exclusive property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached as Exhibit B, and I hereby assign such Inventions and all rights therein to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code section 2870. The Company shall be the sole owner of all patents, copyrights and other intellectual property or other rights in connection therewith. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     5. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense (excluding payment for time spent reviewing documents or assisting the Company), in obtaining, maintaining, defending and enforcing patents, copyrights or other rights on such Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me. I hereby waive, quitclaim and assign to the Company in perpetuity any and all moral rights, rights of attribution or other claims, of any nature whatsoever, which I now or may hereafter have for infringement of any rights assigned hereunder to the Company.

     6. I have attached hereto as Exhibit C a complete list of all Inventions to which I claim ownership and that I desire to remove from the operation of this Agreement, and I acknowledge and agree that such list is complete. If no such lists attached to this Agreement, I represent that I have no such Inventions at the time of signing this Agreement. If disclosure of any such Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit C, but am to inform the Company that all such Inventions have not been listed for that reason.

     7. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel. In addition, I agree that during the term of my employment and for one (1) year thereafter, I will not do anything which would in any manner disrupt, undermine or impair the Company’s contractual relationships with any of its customers or suppliers.

     8. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this Section shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

     9. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

     10. In compliance with the United States Department of Commerce Export Administration Regulations (the “Regulations”), I agree that I will not knowingly export/re-export the technology for the design, development or production of Xilinx’ integrated circuits, or export/re-export the direct product of this technology directly or indirectly to any denied party, restricted or embargoed country identified in the US regulations.

Further, in compliance with U.S. laws/regulations (EAR 740.6), I agree that without a Bureau of Industry and Security (BIS) license or License Exception, I will not:

(i)	Reexport or release the technology to a national of a country in Country Groups D:1 or E:2; or

(ii)	Export to Country Groups D:1 or E:2 the direct product of the technology, if such foreign produced direct product is subject to national security controls as identified on the CCL (See General Prohibition Three, §736.2(b)(3) of the EAR); or

(iii)	If the direct product of the technology is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2 the direct product of the plant or major component thereof, if such foreign produced direct product is subject to national security controls as identified on the CCL or is subject to State Department controls under the U.S. Munitions List (22 CFR part 121).

     A current listing of the above mentioned country groups can be found at: http://www.access.gpo.gov/bis/ear/pdf/740spir.pdf

E. I agree that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause. This is the full and complete agreement between myself and the Company on this term.

F. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

G. I agree that my obligations under paragraphs D(l) through D(5) and paragraph D(7) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

H. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

I. As used in this Agreement, my employment includes any time during which I may be retained by the Company as a consultant, agent, representative or independent contractor.

J. This Agreement shall be effective as of the first day of my employment, which is __________, 20___, and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

K. This Agreement can only be modified by a subsequent written agreement executed by an officer of the Company.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I HAVE COMPLETELY FILLED OUT EXHIBIT C TO THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Date:
Signature of Employee

Print Name of Employee

EXHIBIT A

XILINX_____________

TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return to Xilinx__________ (the “Company”), any documents, apparatus, equipment and other physical property, or any reproduction of such property, belonging to Xilinx __________ or any Affiliates, as such term is defined by the Proprietary Information and Inventions Agreement.

     I further certify that I have complied with all the terms of the Company’s Proprietary Information and Inventions Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others) covered by that Agreement.

     I further agree that, in compliance with the Proprietary Information and Inventions Agreement, I will preserve as confidential all trade secrets, confidential knowledge, proprietary material relating to products, processes, know how, designs, formula, developmental or experimental work, compute programs, data bases, other original works of authorship, customer lists, business plans, financial data and other Proprietary Information, as the term is defined in the Proprietary Information and Inventions Agreement.

Date:
[Employee’s Signature]

[Type/Print Employee’s Name]

EXHIBIT B

SECTION 2870 OF THE CALIFORNIA LABOR CODE

2870. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT C

1. The following is a complete list of all Inventions relevant to the subject matter of my employment by (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company’s Proprietary Information and Inventions Agreement.

No Inventions or improvements

See below:

Additional sheets attached

2. I propose to bring to my employment the following materials and documents of a former employer:

No Materials or documents

See below:

Additional sheets attached

Date:
Signature of Employee

Print Name of Employee

EXHIBIT C
Code of Conduct

TOPICS

     1. Global Policy Statement
     2. Implementation and Enforcement
     3. Relations with Competitors and Other Third Parties
     4. Intellectual Property and Confidential Information
     5. Insider Trading and Securities Compliance
     6. Financial Disclosure and Reporting
     7. Human Resources
     8. Environmental, Health and Safety
     9. Conflicts of Interest
     10. International Trade
     11. Government Relations
     12.Contractors, Consultants and Temporary Workers
     13.Conclusion

1. GLOBAL POLICY STATEMENT

Xilinx, Inc. and its worldwide subsidiaries (the “Company”) want to ensure a culture of compliance at the Company and in the way the Company conducts business around the world. This culture begins with the eight Corporate Values (Customer Focus, Respect, Excellence, Accountability, Teamwork, Integrity, Very Open Communications and Enjoying Our Work).

The Company has also adopted this global Code of Conduct which addresses Company policies in many areas that are critical to compliance. These policies are not intended to substitute for those Values, but will serve as guidelines in helping you to conduct the Company’s business in accordance with our Values. Compliance requires meeting the spirit, as well as the literal meaning, of the law, the policies and the Values. It is expected that you will use common sense, good judgment, high ethical standards and integrity in all your business dealings.

If you encounter a situation you are not able to resolve by reference to these policies, ask for help. Consult your manager. If necessary, consult with your manager’s manager or your Vice President. If that does not resolve the issue, call the Legal Department, the Human Resources Department, or the CEO.

Violations of the law or the Company’s policies will subject employees to disciplinary action, up to and including termination of employment. In addition, individuals involved may subject themselves and the Company to severe penalties including fines and possible imprisonment. Compliance with the law and high ethical standards in the conduct of Company business is a top priority for the CEO, the CFO, our directors, and our employees worldwide.

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2. IMPLEMENTATION AND ENFORCEMENT

The General Counsel of the Company has been appointed as Chief Compliance Officer of the Company, responsible for overseeing compliance with, and enforcement of, all Company policies.

Employees and directors are expected to be familiar with these policies as they apply to their respective duties. They should consult with their managers if they need assistance in understanding or interpreting these policies. Each employee is required to follow these policies and to comply with their terms. A refusal by any employee to agree to be bound by these policies shall be grounds for discipline up to and including dismissal.

Managers are expected to ensure that adequate information and training regarding these policies is provided to employees under their supervision.

Any employee who, in good faith, has reason to believe a Company operation or activity is in violation of the law or of these policies must call the matter to the attention of their supervisor. If you have reason to believe that it would be inappropriate to report the operation or activity to your supervisor, you should report it to another member of the management chain, to the Legal Department, to your Human Resources Representative or use the on-line reporting tool at www.mySafeWorkplace.com. All reports will be reviewed and investigated as necessary under the circumstances. The reporting employee should provide sufficient information to enable a complete investigation to be undertaken.

Any employee who makes an allegation in good faith concerning a violation of these policies or the law will be protected against retaliation.

3. RELATIONS WITH COMPETITORS AND OTHER THIRD PARTIES

The Company’s policy is to comply fully with competition and antitrust laws throughout the world. These laws generally prohibit companies from using illegal means to maintain, obtain or attempt to obtain a monopoly in a market. They also prohibit companies from engaging in unfair trade practices. “Unfair trade practices” include fixing prices, dividing markets, agreeing not to compete with competitors, or agreeing to boycott certain customers. Due to the seriousness of these types of violations, the general rule in all contacts with competitors is to avoid discussing such matters as prices, bids, terms and conditions offered to customers, costs, inventory levels, product plans, market studies and production plans. It is advised that you consult with the Legal Department before attending a meeting with a party who may be viewed as a competitor.

Keep in mind that in light of the two-tiered selling model the Company uses, a distributor may also be viewed as a competitor under certain conditions.

4. INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

The Company strongly supports and relies upon intellectual property protections, including patents, trademarks, copyrights and trade secrets. As a condition of employment, employees must execute a Proprietary Rights and Inventions Agreement under which the employee acknowledges that inventions made as a Company employee belong to the Company. Confidential information of the Company, in any form or media, may not be disclosed or used outside the Company without the prior written consent and approval of the Company. Employees may also obtain access to confidential information owned by third parties, either through licenses or by other agreements. All employees are expected to observe and protect the valid intellectual property of the Company and of third parties.

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5. INSIDER TRADING AND SECURITIES COMPLIANCE

Securities laws prohibit anyone who is in possession of material, non-public information (“Inside Information”) about a company from purchasing or selling stock of that company, or communicating the information to others. Information is considered “material” if a reasonable investor would consider it to be important in making a decision to buy or sell that stock. Some examples include financial results and projections, new products, acquisitions, major new contracts or alliances prior to the time that they are publicly announced. Employees who become aware of such Inside Information about the Company must refrain from trading in the shares of the Company until the Inside Information is publicly announced. Similarly, employees who through the course of their job obtain Inside Information regarding a customer or vendor should refrain from trading the customer’s or vendor’s stock until the Inside Information is publicly announced.

Employees must also refrain from disclosing that information to persons who do not have a Company need to know, whether they are inside the Company or outside, such as spouses, relatives or friends.

6. FINANCIAL DISCLOSURE AND REPORTING

The Company makes regular formal disclosures of its financial performance and results of operations to the investment community. We also regularly issue press releases to inform customers, investors and the press about our product developments, relationships, and other events of note. Other than those public statements, which go through official Company channels, employees are prohibited from communicating outside the Company about the Company’s business, financial performance or future prospects. Such communications include questions from securities analysts, reporters or other news media, but also include seemingly innocent discussions with family, friends, neighbors or acquaintances.

The Company is required to maintain a variety of records for purposes of reporting to federal agencies. The Company requires all employees to maintain full compliance with applicable laws and regulations requiring that its books of account and records be accurately maintained. Specifics of these requirements are available from the appropriate functional groups—Human Resources, Tax, Finance and Legal.

7. HUMAN RESOURCES

Xilinx is committed to providing a work environment that is free from unlawful harassment and discrimination, and respects the dignity of its employees. The Company has numerous policies covering various aspects of its relationship with its employees, as well as employees’ relationships with each other.

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8. ENVIRONMENTAL, HEALTH AND SAFETY

The Company is committed to protecting the health and safety of our employees, as well as the environment in general. The Company expects employees to obey all laws and regulations designed to protect the environment, and the health and safety of our employees, and to obtain and fully observe all permits necessary to do business.

At the very least, all employees should be familiar with and comply with safety regulations applicable to their work areas. The Company will make, to the extent possible, reasonable accommodations for the known physical or mental limitations of our employees. Employees who require an accommodation should contact their manager or the Human Resources department and specify what accommodation is needed to perform the job. The Company will determine if the requested accommodation is feasible and appropriate, or may suggest an alternative that meets the employee’s needs.

9. CONFLICTS OF INTEREST

Each employee is expected to avoid any activity, investment or association that interferes with the independent exercise of his or her judgment in the Company’s best interests (“Conflicts of Interest”). Conflicts of Interest can arise in many situations. They occur most often in cases where the employee or the employee’s family obtains some personal benefit at the expense of the Company’s best interests.

No employee, or any member of employee’s immediate family, shall accept money, gifts of other than nominal value, unusual entertainment, loans, or any other preferential treatment from any customer or supplier of the Company. No employee shall give money, gifts of other than nominal value, or unusual entertainment to any customer or supplier of the Company, or any employee or family members thereof, where any obligation might be incurred or implied, or where the intent or effect is to prejudice the recipient in favor of the Company. No such persons shall solicit or accept kickbacks, whether in the form of money, goods, services or otherwise, as a means of influencing or rewarding any decision or action taken by a foreign or domestic vendor, customer, business partner, government employee or other person whose position may affect the Company’s business.

Employees may not: (1) act on behalf of, or own a substantial interest in, any company or firm that does business, or competes, with the Company; (2) conduct business on behalf of the Company with any company or firm in which the employee or a family member has a substantial interest or affiliation. Exceptions require advance written approval from the Legal Department.

Employees should not create the appearance that they are personally benefiting in any outside endeavor as a result of their employment by the Company, or that the Company is benefiting by reason of their outside interests. Any employee who is not sure whether a proposed action would present a conflict of interest or appear unethical should consult with his or her department head, division manager or the Legal Department.

No employee shall use Company property, services, equipment or business for personal gain or benefit. Limited personal use is permitted under the Use of Company Computer, Network and Phones Policy, provided that such use does not interfere with the employee’s job performance or violate any laws or Company policy.

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10. INTERNATIONAL TRADE

The Company must comply with a variety of laws around the world regarding export of products and technology. In some cases, the law prohibits the disclosure of key technical data to non-U.S. citizens, whether the disclosure occurs within the U.S. or elsewhere, and whether or not the disclosure is in writing. Where product or technology is exported, it is essential that appropriate export licenses be obtained before the product or technology is shipped or transmitted to non-US citizens. Employing a non-U.S. citizen may also create a deemed export situation for which a license is required. For further information on this topic, please consult the Global Trade Compliance website on the Company’s Intranet.

Payments or gifts to non-U.S. government officials are prohibited by law and by Company policy. The Foreign Corrupt Practices Act precludes payments to non-U.S. government officials for the purpose of obtaining or retaining business or an unfair advantage, even if the payment is customary in that country. This law applies anywhere in the world to U.S. citizens, nationals, residents, businesses or employees of U.S. businesses. Because Xilinx, Inc. is a U.S. company, this law applies to it and all of its subsidiaries. Any questions on this policy should be directed to the Legal Department.

11. GOVERNMENT RELATIONS

The Company is prohibited by law from making any contributions or expenditures in connection with any U.S. national election. This includes virtually any activity that furnishes something of value to an election campaign for a federal office. Use of the Company’s name in supporting any political position or ballot measure, or in seeking the assistance of any elected representative, requires the specific approval of the President of the Company. Political contributions or expenditures are not to be made out of Company funds in any foreign country, even if permitted by local law, without the consent of the Company’s President.

U.S. law also prohibits giving, offering, or promising anything of value to any public official in the U.S. or any foreign country to influence any official act, or to cause an official to commit or omit any act in violation of his or her lawful duty.

12. CONTRACTORS, CONSULTANTS AND TEMPORARY WORKERS

Contractors, consultants or temporary workers who are acting on the Company’s behalf, or on Company property, are expected to follow the law, Company policies and honor Company Values. Violations will subject the person or firm to sanctions up to and including loss of the contract, contracting or consulting agreement, or discharge from temporary assignment.

13. CONCLUSION

This Code of Conduct is not intended to cover every possible situation in which you may find yourself. It is meant to give you the boundaries within which the Company expects you to conduct yourself while representing Xilinx. You may find yourself in a situation where there is no clear guidance given by this Code of Conduct. If that occurs, return to the foundations stated earlier: common sense, good judgment, high ethical standards and refer to the Company’s Values. In addition, there are many resources upon which you may rely: your management chain, Human Resources, Legal or other Xilinx departments, and the CEO. Together we can continue to make Xilinx a company that sets a standard for managing high-tech companies.

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